EXHIBIT 99.1

Marlin Business Services Corp. Announces Hiring of W. Taylor Kamp as Chief Financial Officer, Successful Launch of New Working Capital Loan Offer Tailored to Small Businesses Nationwide, FundingStream.com, Reports Second Quarter 2015 Earnings and Increases Its Quarterly Cash Dividend to $0.14 Per Share

Second Quarter Highlights:

  Net income of $4.1 million, EPS of $0.32
  Net income on an adjusted basis of $4.4 million; EPS on an adjusted basis of $0.34
  Increased quarterly dividend to $0.14 per share from $0.125 per share
  Net interest and fee margin of 12.05% for the quarter
  Strong capital position, equity to assets ratio of 23.07%
  Total average finance receivables of $627 million, up 5% year-over-year
  Lease and loan production of $93.2 million, up 14% from the quarter ended March 31, 2015
  98,394 shares repurchased at an average price of $18.96 per share in the second quarter of 2015 under the Company's stock repurchase program
  Hired W. Taylor Kamp as Senior Vice President and Chief Financial Officer

MOUNT LAUREL, N.J., Aug. 4, 2015 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ:MRLN) today announced the hiring of W. Taylor Kamp as Senior Vice President and Chief Financial Officer. Mr. Kamp brings more than 25 years of experience to Marlin, including extensive financial and corporate development experience.  Mr. Kamp will report directly to Daniel P. Dyer, Co-founder and Chief Executive Officer of Marlin. Mr. Kamp was most recently Managing Director and Head of Corporate Development and Mergers & Acquisitions for CIT Group, Inc. where he managed world-wide activities related to the purchase and sale of businesses and portfolios. From 2000 until 2010, Mr. Kamp served in various managing director and senior corporate development roles within CIT. From 1987 until 2000, Mr. Kamp was with Citigroup Inc. where he served in various senior finance positions, including Chief Financial Officer of Citigroup's international commercial operations (1999 to 2000), consumer real estate services (1997 to 1999) and commercial operations and transport finance (1993 to 1996).

"Taylor is extremely well qualified to serve as our CFO," said Daniel P. Dyer, Co-founder and Chief Executive Officer.  "His deep financial and corporate development experience will be a strong complement to our executive team and will be invaluable as we continue to drive our strategic and financial goals," said Dyer.

"I am very excited to join the Marlin executive team and to join a company with such strong growth prospects," said Kamp. "Marlin has a long track record of success in the lending and leasing space and is a respected market leader and innovator in serving their clients and partners."

The Company also today reported second quarter 2015 net income of $4.1 million, or $0.32 per diluted share, compared to $4.9 million and $0.38 per diluted share for second quarter 2014. During the second quarter 2015, the Company recorded one-time charges related to the resignation of its Chief Financial Officer of $0.2 million, net of tax. Second quarter 2015 net income adjusted for one-time charges is $4.4 million, or $0.34 per diluted share.

"We're delighted with the strong new asset growth this quarter," said Daniel P. Dyer, Co-founder and Chief Executive Officer.

"Business development opportunities remain robust and as a result we plan on adding more sales resources. We anticipate the sales force to grow 20% year-over-year and volume growth to accelerate in the second half of 2015," said Ed Siciliano, Executive Vice President and Chief Sales Officer.

"FundingStream.com, our new small business working capital loan portal, is operational and generating considerable customer interest.  Going forward, we're excited about the growth prospects and market opportunity for loans and how it syncs with the needs of our small business customer base," said Dyer.

Second quarter 2015 lease and loan production is $93.2 million, up 14% compared to $81.6 million in the first quarter of 2015 and up 5% compared to $88.9 million in second quarter of 2014. Yields on new lease and loan originations were 11.16%, up 31 basis points compared to 10.85% for the first quarter of 2015 and 11.35% for the second quarter of 2014.

Net interest and fee margin as a percentage of average finance receivables is 12.05% for the second quarter 2015, 35 basis points lower from 12.40% in the first quarter of 2015 and 61 basis points lower from a year ago. The year-over-year decrease in margin percentage is a result of the competitively low interest rate environment and a slight increase in cost of funds. The Company's cost of funds was 85 basis points, unchanged from first quarter of 2015 and up 4 basis points from the second quarter of 2014.

The allowance for credit losses as a percentage of total finance receivables is 1.34% at June 30, 2015, and represents 296% of total 60+ day delinquencies.

30+ day delinquencies were 0.70% of total finance receivables as of June 30, 2015, 17 basis points lower than the first quarter of 2015 and 9 basis points lower than the second quarter of 2014. 60+ day delinquencies were 0.40% of total finance receivables as of June 30, 2015, down 17 basis points from 0.57% at March 30, 2015 and down 11 basis points from June 30, 2014. Second quarter net charge-offs were 1.84% of average total finance receivables versus 1.70% for the first quarter ended March 30, 2015 and 1.71% a year ago.

Total salaries, benefits and general and administrative costs ("SG&A") was $11.6 million for the second quarter 2015, up from $11.1 million from the first quarter 2015 and $10.4 million from the second quarter 2014. Included in the second quarter 2015 SG&A expense is $0.3 million of severance expense associated with the resignation of Marlin's Chief Financial Officer and $0.3 million of expense related to investments in the Company's Capital Loan and Franchise Lending initiatives.

The Company's efficiency ratio was 56% for the quarter ended June 30, 2015 compared to 50% a year ago. The Company's efficiency ratio adjusted for severance costs and Capital Loan and Franchise Lending initiatives was 53% for the quarter ended June 30, 2015.

The Company's consolidated equity to assets ratio is 23.07%. Our risk based capital ratio 26.97%.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlinfinance.com.

In the second quarter of 2015, under its stock repurchase program, the Company purchased 98,394 shares of common stock at an average price paid per share of $18.96.

The Board of Directors of Marlin Business Services Corp. today declared a $0.14 per share quarterly dividend. The dividend is payable August 24, 2015, to shareholders of record on August 14, 2015. Based on the closing stock price on August 3, 2015, the annualized dividend yield on the Company's common stock is 3.60%.

Conference Call and Webcast

We will host a conference call on Wednesday, August 5, 2015 at 9:00 a.m. ET to discuss the Company's second quarter 2015 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of commercial lending solutions for small and mid-size businesses. Through its wholly-owned operating subsidiary, Marlin Business Bank, Marlin provides innovative commercial financing programs. Our equipment financing and loan products are offered directly to businesses, and through third party vendor programs, which includes manufacturers, distributors, independent dealers and brokers. Since its inception in 1997, Marlin has extended credit to over a quarter of a million business customers. Our mission is to offer convenient financing products while providing the highest level of personalized customer service. Marlin is publicly traded (NASDAQ:MRLN). For more information about Marlin, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2015	2014

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$5,246	$2,437
Interest-earning deposits with banks	85,494	108,219
Total cash and cash equivalents	90,740	110,656
Time deposits with banks	7,368	—
Restricted interest-earning deposits with banks	543	711
Securities available for sale (amortized cost of $6.4 million and $5.8 million at June 30, 2015 and December 31, 2014, respectively)	6,258	5,722
Net investment in leases and loans	641,082	629,507
Property and equipment, net	3,993	2,846
Property tax receivables	5,977	690
Other assets	9,011	8,317
Total assets	$764,972	$758,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$554,190	$550,119
Other liabilities:
Sales and property taxes payable	6,335	2,739
Accounts payable and accrued expenses	12,066	14,406
Net deferred income tax liability	15,891	17,221
Total liabilities	588,482	584,485

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,785,066 and 12,838,449 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	128	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	86,725	89,130
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(75)	(17)
Retained earnings	89,714	84,725
Total stockholders' equity	176,490	173,964
Total liabilities and stockholders' equity	$764,972	$758,449

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

	(Dollars in thousands, except per-share data)

Interest income	$16,488	$16,740	$32,975	$33,477
Fee income	3,727	3,450	7,847	7,135
Interest and fee income	20,215	20,190	40,822	40,612
Interest expense	1,336	1,216	2,654	2,397
Net interest and fee income	18,879	18,974	38,168	38,215
Provision for credit losses	2,216	2,124	5,556	3,856
Net interest and fee income after provision for credit losses	16,663	16,850	32,612	34,359

Other income:
Insurance income	1,358	1,338	2,824	2,655
Other income	399	394	764	776
Other income	1,757	1,732	3,588	3,431
Other expense:
Salaries and benefits	7,265	6,463	14,232	13,649
General and administrative	4,330	3,969	8,423	8,158
Financing related costs	42	293	150	583
Other expense	11,637	10,725	22,805	22,390
Income before income taxes	6,783	7,857	13,395	15,400
Income tax expense	2,634	2,921	5,191	5,821
Net income	$4,149	$4,936	$8,204	$9,579

Basic earnings per share	$0.32	$0.38	$0.64	$0.74
Diluted earnings per share	$0.32	$0.38	$0.64	$0.74

Cash dividends declared and paid per share	$0.125	$0.11	$0.25	$0.22

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)		(Dollars in thousands)
	(Unaudited)		(Unaudited)

Net income as reported	$4,149	$4,936	$8,204	$9,579

Deduct:
One time charge	(381)	—	(381)	—
Tax effect	149	—	149	—
One time charge, net of tax	(232)	—	(232)	—
Net Income on an Adjusted Basis	$4,381	$4,936	$8,436	$9,579

Diluted earnings per share as reported	$0.32	$0.38	$0.64	$0.74
Diluted earnings per share on an adjusted basis	$0.34	$0.38	$0.66	$0.74

Return on Average Assets as reported	2.18%	2.69%	2.17%	2.63%
Return on Average Assets on an adjusted basis	2.30%	2.69%	2.23%	2.63%

Return on Average Equity as reported	9.47%	11.88%	9.40%	11.59%
Return on Average Equity on an adjusted basis	10.00%	11.88%	9.67%	11.59%

Efficiency Ratio as reported	56.2%	50.4%	54.3%	52.4%
Efficiency Ratio on an adjusted basis	54.3%	50.4%	53.3%	52.4%

Net Income on an Adjusted Basis is defined as net income excluding one-time charges related to the resignation of the Chief Financial Officer.

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015

Net Income:
Net Income	$4,936	$4,904	$4,867	$4,055	$4,149

Annualized Performance Measures:
Return on Average Assets	2.69%	2.67%	2.64%	2.17%	2.18%
Return on Average Stockholders' Equity	11.88%	11.50%	11.21%	9.33%	9.47%

EPS Data:
Net Income Allocated to Common Stock	$4,821	$4,762	$4,731	$3,932	$4,031
Number of Shares - Basic	12,582,313	12,487,968	12,466,264	12,487,241	12,450,283
Basic Earnings per Share	$0.38	$0.38	$0.38	$0.31	$0.32

Number of Shares - Diluted	12,635,520	12,539,717	12,515,904	12,523,258	12,464,638
Diluted Earnings per Share	$0.38	$0.38	$0.38	$0.31	$0.32

Cash Dividends Declared per share	$0.11	$0.125	$0.125	$0.125	$0.125

New Asset Production:
Leased Equipment Volume	$88,928	$82,459	$89,362	$80,084	$92,103
Capital Loan Origination Volume	$0	$0	$0	$235	$532
New Originations	$88,928	$82,459	$89,362	$80,319	$92,635

Syndication Volume	$0	$0	$91	$1,272	$606
Total Asset Origination	$88,928	$82,459	$89,453	$81,591	$93,241

Implicit Yield on New Originations	11.35%	11.06%	10.89%	10.85%	11.16%

# of Sales Reps	117	116	115	125	127
# of Leases	6,423	6,130	6,290	5,691	6,366
Lease Approval Percentage	67%	65%	66%	63%	64%
Average Monthly Lease Sources	1,197	1,125	1,147	1,015	1,143

Net Interest and Fee Margin:
Interest Income Yield	11.17%	10.98%	10.80%	10.60%	10.52%
Fee Income Yield	2.30%	2.55%	2.54%	2.65%	2.38%
Interest and Fee Income Yield	13.47%	13.53%	13.34%	13.25%	12.90%
Cost of Funds	0.81%	0.82%	0.86%	0.85%	0.85%
Net Interest and Fee Margin	12.66%	12.71%	12.48%	12.40%	12.05%

Average Total Finance Receivables	$599,413	$608,290	$614,068	$622,120	$627,079
Average Net Investment in Leases	$598,143	$607,055	$612,910	$620,937	$625,347

End of Period Net Investment in Leases	$613,856	$617,518	$628,384	$626,617	$639,065

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.79%	0.81%	0.85%	0.87%	0.70%
30+ Days Past Due Delinquencies	$5,491	$5,668	$5,997	$6,208	$5,053

60+ Days Past Due Delinquencies	0.51%	0.47%	0.51%	0.57%	0.40%
60+ Days Past Due Delinquencies	$3,544	$3,290	$3,602	$4,057	$2,899

Net Charge-offs - Total Finance Receivables	$2,558	$2,060	$2,388	$2,646	$2,880
% on Average Total Finance Receivables Annualized	1.71%	1.36%	1.56%	1.70%	1.84%

Allowance for Credit Losses	$7,725	$8,371	$8,537	$9,231	$8,567
% of 60+ Delinquencies	217.97%	254.44%	237.01%	227.53%	295.52%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,903	$1,903	$1,742	$1,975	$1,433

Expense Ratios:
Salaries and Benefits Expense	$6,463	$6,313	$6,666	$6,967	$7,265
Salaries and Benefits Expense Annualized % of Avg. Fin. Recbl.	4.31%	4.15%	4.34%	4.48%	4.63%

Total personnel end of quarter	279	279	285	296	302

General and Administrative Expense	$3,969	$3,818	$3,630	$4,093	$4,330
General and Administrative Expense Annualized % of Avg. Fin. Recbl.	2.65%	2.51%	2.36%	2.63%	2.76%

Efficiency Ratio	50.38%	48.07%	48.86%	52.37%	56.19%

Balance Sheet:

Assets
Investment in Leases and Loans	$612,722	$616,916	$627,922	$627,167	$639,333
Initial Direct Costs and Fees	10,135	10,146	10,122	10,083	10,316
Reserve for Credit Losses	(7,725)	(8,371)	(8,537)	(9,231)	(8,567)
Net Investment in Leases and Loans	$615,132	$618,691	$629,507	$628,019	$641,082
Cash and Cash Equivalents	98,612	104,211	110,656	113,129	90,740
Restricted Cash	963	945	711	1,545	543
Other Assets	21,538	16,338	17,575	26,536	32,607
Total Assets	$736,245	$740,185	$758,449	$769,229	$764,972

Liabilities
Deposits	531,930	534,556	550,119	557,835	554,190
Other Liabilities	36,013	35,583	34,366	36,305	34,292
Total Liabilities	$567,943	$570,139	$584,485	$594,140	$588,482

Stockholders' Equity
Common Stock	$129	$128	$128	$128	$128
Paid-in Capital, net	90,115	88,543	89,128	87,832	86,723
Other Comprehensive Income (Loss)	(106)	(84)	(17)	(35)	(75)
Retained Earnings	78,164	81,459	84,725	87,164	89,714
Total Stockholders' Equity	$168,302	$170,046	$173,964	$175,089	$176,490

Total Liabilities and
Stockholders' Equity	$736,245	$740,185	$758,449	$769,229	$764,972

Capital and Leverage:
Equity	$168,302	$170,046	$173,964	$175,089	$176,490
Debt to Equity	3.16	3.14	3.16	3.19	3.14
Equity to Assets	22.86%	22.97%	22.94%	22.76%	23.07%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	22.81%	23.06%	23.43%	23.21%	23.07%
Common Equity Tier 1 Risk-based Capital				26.00%	25.72%
Tier 1 Risk-based Capital	25.83%	26.11%	26.14%	26.00%	25.72%
Total Risk-based Capital	27.01%	27.36%	27.39%	27.25%	26.97%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
Common Equity Tier 1 Risk-based Capital became effective on January 1, 2015.
CONTACT: Daniel P. Dyer
         Co-founder & Chief Executive Officer
         Marlin Business Services Corp.
         Phone: 1-888-479-9111
         Email: ddyer@marlinleasing.com